Exhibit 10.13
(Summary English Translation)
Bluestone Pavement Slab and Tombstone Memorial Contract
This contract is made and entered into as of January 28, 2008 between Chongqing Foguang Tourism Development (Group) Ltd (the “Company”) and Chongqing Kun Yu Stone Co., Ltd (“Kun Yu”).
1.	Bluestone Pavement Slab: Specification: 100*25*3 Quantity: 30,000 Square Meters Unit Price: RMB 36 / Square Meters Total Price: RMB 1.08 Million

2.	Bluestone Tombstone Memorial

Type 1: Specification: Gui Qing #1 (See Blueprint) Quantity: 600 Sets Unit Price: RMB 3,100 / Set Total price: RMB 1.86 Million

Type 2: Specification: Gui Qing #2 (See Blueprint) Quantity: 800 Sets Unit Price: RMB 3,280 / Set Total Price: RMB 2.624 Million

Type 3: Specification: Gui Qing #3 (See Blueprint) Quantity: 1,000 Sets Unit Price: RMB 3,350 / Set Total Price: RMB 3.35 Million

Type 4: Specification: Gui Qing #4 (See Blueprint) Quantity: 1,000 Sets Unit Price: RMB 2,100 / Set Total Price: RMB 2.1 Million

3.	The total value of the contract: RMB 11.014 Million

4.	Delivery:
1.	The Company shall be responsible for the designs. Kun Yu shall produce the products in accordance with the Company’s requirements. Kun Yu must send the finished products to the designated sites for installation in a timely manner. The Company will arrange for quality inspection. If there are certain quality issues for Kun Yu’s products, Kun Yu must conduct on-site repairs in order to passing the Company’s inspection. The designated employees shall sign the document after inspection and acceptance, then the Company shall be responsible for managing the products.

2.	If the memorial tombstone is damaged by the Company’s mismanagement or the geological strata, the Company shall be responsible for the repairs and the fees.

3.	Delivery and Installation: Kun Yu shall be responsible for any fees, which are related to delivery and installation.
5.	Payment:
1.	The Company shall pay 5% of the total contract value to Kun Yu after execution of the contract.

2.	For the bluestone pavement slab, the Company will inspect the bluestone slab after on-site delivery. The Company will make the full payment to Kun Yu after acceptance of the slabs.

3.	For the tombstone memorial, the Company shall pay 50% of the funds to Kun Yu after receiving the tombstone memorial in accordance with the actual items received. The Company shall pay the other 50% of the remaining payment to Kun Yu at the time the tombstone memorial has been sold to the customer.
6.	If any party shall default on this contract, it shall pay the non-defaulting party 10% of total contract value as compensation.

7.	This agreement is executed in 4 copies. Each party holds 2 copies. The effective date of the contract shall be the date of execution of the contract.
The Company: Chongqing Foguang Tourism Development (Group) Ltd.
Signature:
Kun Yu Stone Co., Ltd
Signature:
January 28, 2008